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                                                                      EXHIBIT 21

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SUBSIDIARY                                  JURISDICTION OF ORGANIZATION
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
ROV Holding, Inc.                           Delaware

Rayovac Europe B.V.                         Netherlands

Rayovac Far East Limited                    Hong Kong

Rayovac Canada Inc.                         Canada

Rayovac Europe Limited                      United Kingdom

Rayovac (UK) Limited                        United Kingdom

Rovcal, Inc.                                California

Rayovac Latin America Ltd.                  Cayman Islands

Rayovac Overseas Corp.                      Panama

Rayovac Dominican Republic, S.A.            Dominican Republic

Rayovac Venezuela, S.A.                     Venezuela

Rayovac Colombia, S.A.                      Colombia

Rayovac Guatemala, S.A.                     Guatemala

Rayovac Honduras, S.A.                      Honduras

Rayovac El Salvador, S.A. de C.V.           El Salvador

Distribuidora Rayovac Guatemala, S.A.       Guatemala

Ray-O-Vac De Mexico, S.A. de C.V.           Mexico

Distribuidora Rayovac Honduras, S.A.        Honduras

Rayovac Costa Rica, S.A.                    Costa Rica

Rayovac Chile, Ltda.                        Chile

Rayovac Argentina, S.R.L.                   Argentina

Rayovac Foreign Sales Corporation           Barbados

Zoe Phos International N.V.                 Netherlands
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